UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2012

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Waterview Drive, Shelton, Connecticut		06484
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	475 882 4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2012, Hubbell Incorporated (the "Company") amended the Change in Control Severance Agreement, dated December 31, 2010, entered into with William R. Sperry, the Company's Senior Vice President and Chief Financial Officer (the "CIC Agreement").

Under the terms of the CIC Agreement, as originally in effect, upon a qualifying termination (generally, a termination of employment by the Company without "Cause" or by Mr. Sperry for "Good Reason" in connection with a "Change in Control"), Mr. Sperry is eligible to receive (i) a lump-sum cash severance payment equal to 2.0 times the sum of his base salary at termination and average short-term incentive ("STI") award received in the preceding three years; (ii) a lump-sum cash payment of any accrued but unpaid base salary, earned but unpaid STI award, a pro rata portion of his STI target for the year of termination, and any accrued vacation pay; (iii) a lump-sum cash payment equal to the incremental value of 2.0 years of additional age and service credit under all non-qualified retirement plans in which he is eligible to participate; (iv) continued participation in medical, dental, vision and life insurance plans for 2.0 years following termination; and (v) outplacement services for up to one year following termination. The cash severance payment multiple is subject to a provision whereby the multiple is reduced in monthly increments over the two-year period following Mr. Sperry’s 63rd birthday, until it reaches one times his base salary and average STI award. Payments under the CIC Agreement are offset by severance or similar payments and/or benefits he may receive under any other Company plan, program, agreement, policy, practice or arrangement.

In connection with Mr. Sperry’s appointment to Senior Vice President and Chief Financial Officer in June, 2012, the Company amended the CIC Agreement by increasing the severance multiple described in (i) above from 2.0 to 2.5 times, and the years of age and service credit and benefit continuation described in (iii) and (iv) above from 2.0 to 2.5 years, to mirror the terms of the CIC Agreement entered into between the Company and Mr. Sperry’s predecessor. All other terms of the CIC Agreement, including the reduction in the severance multiple in monthly installments following Mr. Sperry’s 63rd birthday until it reaches one times his base salary and average STI award, remain in effect following this amendment.

The foregoing description is qualified in its entirety by reference to the CIC Agreement for Mr. Sperry, and the Amendment to the ClC Agreement, which are attached hereto as Exhibits 10.1 to 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description
10.1 Change in Control Severance Agreement, dated as of December 31, 2010, between Hubbell Incorporated and William R. Sperry
10.2 Amendment, dated September 11, 2012, to Change in Control Severance Agreement between Hubbell Incorporated and William R. Sperry

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

September 17, 2012	By:	/s/ Megan C. Preneta

Name: Megan C. Preneta
Title: Corporate Secretary and Assistant General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Change in Control Severance Agreement, dated as of December 31, 2010, between Hubbell Incorporated and William R. Sperry
10.2	Amendment, dated September 11, 2012, to Change in Control Severance Agreement between Hubbell Incorporated and William R. Sperry